UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2024

INMED PHARMACEUTICALS INC.

(Exact Name of Company as Specified in Charter)

British Columbia	001-39685	98-1428279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InMed Pharmaceuticals Inc. 1445, 885 West Georgia St. Vancouver, B.C. Canada	V6C 1B4
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (604) 669-7207

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	INM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported by InMed Pharmaceuticals Inc. (the “Company”) on its Current Report on Form 8-K, on September 17, 2024, the Listing Qualifications Department (the “Nasdaq Staff”) of the Nasdaq Stock Market (“Nasdaq”) issued a determination to the Company, which was communicated through a delisting notice (the “Delisting Notice”), indicating that the Company did not satisfy the minimum $1.00 bid price per share requirement for the continued listing on Nasdaq, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”) by September 16, 2024. The Company subsequently timely requested a hearing (the “Hearing”) before the Nasdaq Listing Qualifications Panel (the “Panel”) to appeal the determination by the Nasdaq Staff, and present its plan to regain and sustain compliance with the Minimum Bid Price Rule. On October 31, 2024, the Hearing was held before the Panel regarding the Company’s request for (i) continued listing on Nasdaq and (ii) additional time to regain compliance with the Minimum Bid Price Rule. During the Hearing, the Company presented an overview of its current and ongoing strategic initiatives aimed at enhancing shareholder value and regaining compliance with the Minimum Bid Price Rule. On November 1, 2024, the Panel issued its determination (the “Panel Determination Letter”) to the Company, granting the Company’s request for the continued listing of the Company’s common shares, no par value, on Nasdaq, but subject to the Company’s evidencing compliance with the Minimum Bid Price Rule for ten consecutive trading days as of December 2, 2024 (the “Requisite Compliance Date”), and of other conditions stipulated by the Panel Determination Letter.

The Company’s Board of Directors approved a reverse stock split proposal on October 29, 2024, and the Company is working diligently and taking definitive steps to consummate such reverse stock split and regain compliance with the Minimum Bid Price Rule by the Requisite Compliance Date. There can be no assurances, however, that the Company will be able to gain compliance with the Minimum Bid Price Rule by the Requisite Compliance Date, if at all. The information set forth in the Press Release (as defined below) is hereby incorporated into this Item 3.01 by reference.

Item 7.01. Regulation FD Disclosure.

On November 5, 2024, the Company issued a press release (the “Press Release”) announcing that it had received the Panel Determination Letter. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits shall be deemed to be furnished, and not filed:

Exhibit No.	Description
99.1	News release, dated November 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMED PHARMACEUTICALS INC.

Date: November 5, 2024	By:	/s/ Eric A Adams
Eric A. Adams
President & CEO

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